Execution Copy

FREEDOM FINANCIAL GROUP, INC.

______________________________

WARRANT AGREEMENT

______________________________

Dated as of February 22, 2008

Warrants to Purchase 700,000 Shares of Common Stock
Issued to
Goldman, Sachs & Co. Inc.
for the benefit of
ReMark Capital Group, LLC

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		7.2	. Amendment and Waiver	19
		7.3	. No Rights or Liabilities as Stockholder	19
		7.4	. Entire Agreement; Incorporation of Attachments and Exhibits	19
		7.5	. Successors and Assigns	19
		7.6	. Notices	19
		7.7	. Satisfaction Requirement	20
		7.8	. Severability	21
		7.9	. Counterparts	21
		7.10	. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial	21

1	.	Definitions		1

2	.	Registration Rights		2

		2.1	. Request for Registration	2
		2.2	. Company Registration	5
		2.3	. Obligation of the Company	6
		2.4	. Furnish Information	7
		2.5	. Expenses of Demand Registration	7
		2.6	. Expenses of Company Registration	8
		2.7	. Underwriting Requirements	8
		2.8	. Delay of Registration	9
		2.9	. Indemnification	9
		2.10	. Reports Under Exchange Act	11
		2.11	. Form S-3 Registration	12
		2.12	. Assignment of Registration Rights	13
		2.13	. Limitations on Subsequent Registration Rights	14
		2.14	. Market Stand Off Agreement	14
		2.15	. Termination of Registration Rights	15

3	.	Information and Observer Rights		16

4	.	Other Rights		16

Attachment A - Form of Warrant Certificate

Exhibit A - Investor Rights

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WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”) is dated as of February 22, 2008, between FREEDOM FINANCIAL GROUP, INC., a Delaware corporation (the “Company”), and REMARK CAPITAL GROUP, LLC, a Delaware limited liability company (“Purchaser”).

RECITALS:

A. Certain capitalized terms used in this Agreement shall have the meanings ascribed to them in Section 6 hereof.

B. The Board of Directors has authorized the issuance of 700,000 Warrants (the “Warrants”) of the Company, each Warrant representing the right to purchase one (1) share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), upon the terms and subject to the conditions hereinafter set forth, and subject to adjustment as set forth herein.

C. Each of the Company, Freedom Financial Auto Receivables, LLC, a wholly owned special purpose subsidiary of the Company (the “Borrower”), Archon Group, L.P. and the Purchaser are parties to that certain Revolving Loan and Security Agreement (as the same may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Loan Agreement”), dated as of January 31, 2008, pursuant to which Purchaser has agreed to lend certain amounts to the Borrower and, in connection therewith, the Company has agreed to issue the Warrants to Goldman, Sachs & Co. Inc., for the benefit of Purchaser, on the terms set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties to this Agreement hereby agree as follows:

1.  FORM, EXECUTION AND TRANSFER OF WARRANT CERTIFICATE.

1.1.  Form of Warrant Certificate.

The warrant certificate (the “Warrant Certificate”) evidencing the Warrant and the form of assignment and of election to purchase shares to be attached to such certificate shall be substantially in the form set forth in Attachment A hereto, and may have such letters, numbers or other marks of identification or designation as may be required to comply with any law or with any rule or regulation of any governmental authority, stock exchange or self-regulatory organization made pursuant thereto. The Warrant Certificate shall be dated the date of issuance thereof by the Company, either upon initial issuance or upon transfer or exchange, and on its face shall initially entitle the holder thereof (each, a “Holder”) to purchase a number of shares of Common Stock equal to the number of Warrants represented by such Warrant Certificate (the “Warrant Shares”) at a price per share equal to the Purchase Price, but the number of Warrant Shares and the Purchase Price shall be subject to adjustment as provided herein.

1.2.  Execution of Warrant Certificate; Registration Books.

(a)  Execution of Warrant Certificate. The Warrant Certificate shall be executed on behalf of the Company by its President, one of its Vice Presidents or any other officer of the Company authorized by the Board of Directors. In case the officer of the Company who shall have signed any Warrant Certificate shall cease to be such an officer of the Company before issuance and delivery by the Company of such Warrant Certificate, such Warrant Certificate nevertheless may be issued and delivered with the same force and effect as though the individual who signed such Warrant Certificate had not ceased to be such an officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such individual was not such an officer.

(b)  Registration Books. The Company will keep or cause to be kept at its office maintained at the address of the Company set forth in Section 7.6 hereof, or at such other office of the Company in the United States of America of which the Company shall have given notice to each Holder of a Warrant Certificate, books for registration and transfer of each Warrant Certificate issued hereunder. Such books shall show the name and address of the Holder of the Warrant Certificate, the registration number and the number of Warrants evidenced on its face by the Warrant Certificate and the date of the Warrant Certificate.

1.3.  Transfer, Split Up, Combination and Exchange of Warrant Certificate; Lost or Stolen Warrant Certificate.

(a)  Transfer, Split Up, etc. Any Warrant Certificate may be transferred, split up, combined or exchanged for another Warrant Certificate(s) entitling the registered Holder or transferee thereof to purchase a like number of Warrant Shares as the Warrant Certificate surrendered then entitled such registered Holder to purchase. Any registered Holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Company, and shall surrender the Warrant Certificate(s) to be transferred, split up, combined or exchanged at the office of the Company referred to in Section 1.2(b) hereof, whereupon the Company shall deliver promptly to the Person entitled thereto a Warrant Certificate, as so requested. Each registered Holder of a Warrant Certificate, by its acceptance thereof, agrees not to transfer any Warrant Certificate in any manner which would violate Section 5 of the Securities Act.

(b)  Loss, Theft, etc. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company at its own expense will execute and deliver, in lieu thereof, a new Warrant Certificate, dated the date of such lost, stolen, destroyed or mutilated Warrant Certificate and of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate.

2.  EXERCISE OF WARRANTS; PAYMENT OF PURCHASE PRICE.

2.1.  Exercise of Warrant.

(a)  Manner of Exercise. At any time and from time to time prior to the Expiration Date, but subject to the limitations set forth in Section 2.3 hereof, the Holder of a Warrant Certificate may exercise the Warrants evidenced thereby by surrendering the Warrant Certificate, with an election to purchase (a form of which is attached to each Warrant Certificate) attached thereto duly executed, to the Company at its office referred to in Section 1.2(b) hereof, together with payment of the Purchase Price (if the Holder is not utilizing a cashless exercise) for each Warrant Share with respect to which the Warrants are then being exercised (the date of a Holder’s delivery of, such items being the “Date of Exercise”).

(b)  Payment in Cash. Upon exercise of any Warrants, the Holder may pay the Purchase Price in cash or by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to the account of the Company.

(c)  Automatic Cashless Exercise. If, immediately prior to the Expiration Date, any of the Warrants shall have not been exercised and remain outstanding, and if the Fair Market Value is greater than the Purchase Price immediately prior to the Expiration Date, then, unless the Holder of thereof otherwise elects by written notice to the Company, all outstanding Warrants shall be deemed to be exercised by the Holder thereof pursuant to Section 2.2 of this Agreement immediately prior to the Expiration Date (without regard to any limitations set forth in Section 2.3), automatically and without any affirmative action on the part of any such Holder.

2.2.  Cashless Exercise of Warrants.

Notwithstanding the provisions of Section 2.1 hereof, if the Fair Market Value is greater than the Purchase Price (at the date of calculation, as set forth below), in lieu of exercising the Warrant as permitted in Section 2.1, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of the Warrants (or the portion thereof being canceled) by surrender of the Warrant Certificate, together with the election to purchase (a form of which is attached to each Warrant Certificate) attached thereto duly executed, to the Company at its office referred to in Section 1.2(b) hereof, in which event the Company shall issue to the Holder that number of Warrant Shares computed using the following formula:

CS = WCS x (FMV-PP)

FMV

where:

CS equals the number of Warrant Shares to be issued to the Holder of the Warrant Certificate upon a cashless exercise

WCS equals the gross number of Warrant Shares purchasable under the Warrants being exercised (at the date of such calculation, calculated as if the Purchase Price were being paid in cash)

FMV equals the Fair Market Value of one share of Common Stock (at the date of such calculation)

PP equals the Purchase Price (as adjusted to the date of such calculation).

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the shares of Common Stock issuable upon the exercise of the Warrants in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for such shares shall be deemed to have commenced, on the date this Warrant was originally issued.

2.3.  Limitations on Exercise.

(a)  Five Percent Limitation. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in connection with a transaction described in Section 4.1(c). By written notice to the Company, a Holder may waive the provisions of this Section 2.3(a) as to itself but any such waiver will not be effective until the 61st day after delivery thereof and such waiver shall have no effect on any other Holder.

(b)  Ten Percent Limitation. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in connection with a transaction described in Section 4.1(c). This restriction may not be waived by the Holder.

2.4.  Issuance of Common Stock.

(a)  Delivery of Shares. Upon timely receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for each of the shares to be purchased in the manner provided in Section 2.1 or Section 2.2 hereof, the Company shall thereupon promptly (but in any event within three (3) Business Days of the Date Exercise) (i) cause certificates representing the number of whole Warrant Shares then being purchased to be delivered to or upon the order of the registered Holder of such Warrant Certificate, registered in such name or names as may be designated by such Holder, and (ii) deliver the cash, if any, to be paid in lieu of fractional shares pursuant to Section 4.2 hereof to or upon the order of the registered Holder of such Warrant Certificate. The Company shall, upon request of a Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Securities and Exchange Commission, use its reasonable best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

(b)  Rescission Right. If by the third Business Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to this Section 2.4, then the Holder will have the right to rescind such exercise.

(c)  Buy-In Election. If by the third Business Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to this Section 2.4, and if after such third Business Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock at the time of the delivery obligation giving rise to such purchase and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

(d)  Unconditional Obligation. The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

2.5.  Unexercised Warrants.  In case the registered Holder of any Warrant Certificate shall exercise less than all the Warrants evidenced thereby, a new Warrant Certificate evidencing Warrants equal in number to the number of Warrants remaining unexercised shall be issued by the Company to the registered Holder of such Warrant Certificate or to its duly authorized assigns.

2.6.  Notice of Expiration.  Subject to the provisions of Section 2.1(c), all Warrants that have not been exercised or purchased in accordance with the provisions of this Agreement shall expire and all rights of holders of such Warrants shall terminate and cease on the Expiration Date.

2.7.  Restrictions on Transfer; Restrictive Legends.  No Warrant or Warrant Shares may be offered, sold, transferred, or otherwise disposed of, in whole or in part, to any Person except as permitted under the Securities Act and applicable state securities laws, pursuant to either an effective registration statement or an exemption therefrom.

(a)  Each Warrant Certificate and each certificate representing Warrant Shares, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, exchanged or transferred in any manner in the absence of such registration or an opinion of counsel reasonably acceptable to the Company that no such registration is required. The securities are subject to the terms of a certain Warrant Agreement, dated February 22, 2008, pursuant to which they were issued”

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act of the shares represented thereby) shall also bear the above legend unless, in the opinion of counsel satisfactory to the Company, the securities represented thereby need no longer be subject to such restrictions.

3.  RESERVATION AND AVAILABILITY OF SHARES OF COMMON STOCK; TRANSFER TAXES.

3.1.  Reservation of Common Stock.  The Company covenants and agrees that it will at all times cause to be reserved and kept available out of its authorized and unissued shares of Common Stock such number of shares of Common Stock as will be sufficient to permit the exercise in full of all Warrants issued hereunder.

3.2.  Common Stock to Be Duly Authorized and Issued, Fully Paid and Nonassessable. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon the exercise of any Warrants, at the time of delivery of the certificates representing such shares, shall be duly and validly authorized and issued and fully paid and nonassessable, free of any preemptive rights and free of any Lien.

3.3.  Transfer Taxes. The Company covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the initial issuance or delivery of:

(a)  each Warrant Certificate;

(b)  each Warrant Certificate issued in exchange for any other Warrant Certificate pursuant to Section 1.3(a) or Section 2.5 hereof; and

(c)  each share of Common Stock issued upon the exercise of any Warrant.

3.4.  Common Stock Record Date. Each Person in whose name any certificate for shares of Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the Holder of record of the Common Stock represented thereby on, and such certificate shall be dated, the date upon which the originally executed Warrant Certificate evidencing such Warrants was duly surrendered with an election to purchase attached thereto duly executed and payment of the aggregate Purchase Price (and any applicable transfer taxes, if payable by such Person) was made. Prior to the exercise of the Warrants evidenced thereby, the Holder of a Warrant Certificate shall not be entitled to any rights of a stockholder in the Company with respect to shares for which the Warrants shall be exercisable, including, without limitation, the right to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein or in any other applicable agreement between the Company and such Holder.

3.5.  CUSIP Number. The Company covenants and agrees that it shall maintain its current CUSIP Number in respect of the Common Stock from the CUSIP Service Bureau of Standard & Poor’s, a division of McGraw-Hill, Inc.

4.  ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES; FRACTIONAL SHARES; SPECIAL AGREEMENTS.

4.1.  Adjustments. The number of Warrant Shares and the Purchase Price shall be subject to adjustment pursuant to the provisions of this Section 4.

(a)  Distribution of Property. In case, at any time during the term of the Warrants, the Company shall declare a cash dividend upon its Common Stock or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other Securities of any other Person(s), evidences of indebtedness issued by the Company or any other Person(s), other assets or options or warrants or rights, then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution:

(i)  the number of shares of Common Stock purchasable upon the exercise of the Warrants thereafter shall be determined by multiplying the number of Warrant Shares immediately prior to such record date by a fraction, of which the numerator shall be the Reference Price and the denominator shall be an amount equal to (A) the Reference Price minus (B) the Fair Market Value of the stock, securities, evidences of indebtedness, assets, options, warrants or rights so distributed in respect of one share of Common Stock; and

(ii)  the Purchase Price shall be adjusted by multiplying the Purchase Price In effect immediately prior to the record date for such dividend or distribution by a fraction, of which the numerator shall be an amount equal to (A) the Reference Price minus (B) the Fair Market Value of the stock, securities, evidences of indebtedness, assets, options, warrants or rights so distributed in respect of one share of Common Stock, and the denominator shall be the Reference Price; and

(iii)  each adjustment made pursuant to this Section 4.1(a) shall be made on the date such dividend or distribution is made, and shall become effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to such dividend or distribution.

(b)  Dividends, Subdivisions and Combinations. In case at any time during the term of the Warrants the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the number of Warrant Shares shall be increased in proportion to such increase in outstanding shares and the Purchase Price in effect immediately prior to such stock dividend, subdivision or split-up shall be proportionately reduced. Conversely, in case at any time during the term of this Warrant the Company shall combine its outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares immediately prior to such combination shall be proportionately reduced and the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

(c)  Consolidation; Merger; Sale; Reclassification. If at any time during the term of the Warrants any capital reorganization or reclassification of the capital stock of the Company (other than a change in par value or from no par value to par value or as a result of a stock dividend or subdivision or split-up or combination of shares), or consolidation or merger of the Company with another corporation, or the sale or other disposition of all or substantially all of the Company’s or any of its Subsidiaries’ properties and assets to another Person, shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, other Securities or assets with respect to or in exchange for Common Stock, then as a condition of such reorganization, reclassification, consolidation, merger, sale or disposition, lawful and adequate provision shall be made whereby the Holders of the Warrants shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of the Warrants, such shares of stock, other Securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger, sale or disposition not taken place, and in any such case lawful and adequate provision shall be made with respect to the rights and interests of the holders of the Warrants to the end that the provisions of this Agreement and of the Warrants (including without limitation provisions for adjustment of the Purchase Price and of the Warrant Shares) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, other Securities or assets thereafter deliverable upon the exercise of the Warrants. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the Person purchasing such properties and assets shall assume the obligation to deliver to such holders such shares of stock, other Securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive. The provisions of this Section 4.1(c) shall similarly apply to successive reorganizations, reclassification, consolidations, mergers, sales or other dispositions.

(d)  Issuance of Additional Common Stock. In addition to all other adjustments to the number Warrant Shares set forth elsewhere in this Agreement, if the Company shall at any time or from time to time during the term of the Warrants issue or sell any shares of Common Stock (or be deemed to have issued any shares of Common Stock as provided herein), other than Excluded Securities (i) to the Company’s Affiliates for consideration greater than $0.35 per share (subject to adjustment on the same basis as the Purchase Price), but below the Reference Price (a “Discounted Issuance”) or (ii) to any Person (whether or not an Affiliate of the Company) for consideration less than $0.35 per share (a “Below Exercise Price Issuance”), then the following adjustments shall occur:

(A)  In the event of a Discounted Issuance, the Purchase Price in effect immediately prior to such issuance or sale shall be reduced effective concurrently with such issuance or sale to an amount determined by multiplying the Purchase Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to the Discounted Issuance plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company in exchange for the Discounted Issuance would purchase at the Reference Price then in effect and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after the Discounted Issuance.

(B)  In the event of a Below Exercise Price Issuance, the Purchase Price in effect immediately prior to such issuance or sale shall be reduced effective concurrently with such issuance or sale to an amount determined by multiplying the Purchase Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to the Below Exercise Price Issuance plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company in exchange for the Below Exercise Price Issuance would purchase at $0.35 per share (subject to adjustment pursuant to this Section 4.1) and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after the Below Exercise Price Issuance.

(C)  In the event of either a Discounted Issuance or a Below Exercise Price Issuance, the number of shares which may be purchased pursuant to the Warrant Certificate shall be increased proportionately to any reduction in Purchase Price pursuant to this paragraph 4.1(d) so that after such adjustments the aggregate Purchase Price payable hereunder for the increased number of shares of Common Stock shall be the same as the aggregate Purchase Price in effect immediately prior to such adjustments.

(e)  Calculation of Consideration Received; Options and Warrants. For the purposes of any adjustment of the number of Warrant Shares and the Purchase Price pursuant to Section 4.1(d), the following provisions shall be applicable:

(i)  In the case of the issuance of Common Stock for cash, the consideration received upon such issuance shall be deemed to be the gross amount of cash paid therefor.

(ii)  In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration received upon such issuance other than cash shall be deemed to be the Fair Market Value thereof, provided, however, that the aggregate Fair Market Value of such non-cash and cash consideration shall not be deemed to exceed the Current Market Price of the shares of Common Stock being issued if the Common Stock is then quoted by an organization referred to in the definition of Current Market Price.

(iii)  In the case of the issuance of Common Stock without consideration, the consideration received upon such issuance shall be deemed to be $0.0001 per share.

(iv)  In the case of the issuance of (A) options to purchase or rights to subscribe for Common Stock, (B) Securities by their terms convertible into or exchangeable for Common Stock, or (C) options to purchase or rights to subscribe for such convertible or exchangeable Securities:

(A)  the aggregate maximum number of shares of Common Stock deliverable upon the exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 4.1(e)(i) through 4.1(e)(iii) inclusive), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby, and

(B)  the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable Securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable Securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such Securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such Securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such Securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 4.l(e)(i) through 4.l(e)(iii) inclusive); and

(C)  on any change in the aggregate maximum number of shares of, or the minimum purchase price or other additional consolidation payable for Common Stock deliverable upon the exercise of any such options or rights or conversions of or exchanges for such Securities, other than a change resulting from the anti-dilution provisions thereof, the Warrant Shares automatically and forthwith shall be readjusted to such number as would have been obtained had the adjustment made upon the issuance of such options, rights or other Securities not converted prior to such change or options or rights related to such Securities not converted prior to such change been made upon the basis of such change; and

(D)  on the expiration of all such options or rights, the termination of all such rights to convert or exchange or the expiration of all options or rights related to such convertible or exchangeable Securities, the Warrant Shares automatically and forthwith shall be readjusted to such number as would have obtained had the adjustment made upon the issuance of such options, rights or other Securities or options or rights related to such Securities not been made.

(f)  Other Adjustments. In case at any time or from time to time during the term of the Warrants conditions arise by reason of any action(s) taken or omitted to be taken by the Company which, in the opinion of the Company’s Board of Directors, are not adequately covered by the provisions of this Section 4.1, and which might materially and adversely affect the exercise rights of the holders of the Warrants, the Company shall obtain an opinion of the Company’s independent certified public accountants, or of other independent certified public accountants selected by the Company and reasonably satisfactory to the Required Holders, setting forth any adjustment of the Warrant Shares and/or of the Purchase Price, on a basis consistent with the standards established in the other provisions of this Section 4.1, necessary in order to preserve, without diminution, the proportionate interest in the Common Stock purchasable upon the exercise of the Warrants and the exercise rights of the holders of the Warrants. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein.

(g)  Company Stock. For purposes of this Section 4.1, the number of shares of Common Stock outstanding or deemed to be outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of Common Stock for the purposes of Section 4.1(d).

(h)  Notice of Adjustment. Upon each adjustment of the Purchase Price and upon each change in the number of Warrant Shares, and in the event of any change in the rights of the holders of the Warrants by reason of any other event(s) herein set forth, then and in each such case the Company promptly shall deliver to the holders of the Warrants, by first-class certified mail, return receipt requested, postage prepaid, a statement, signed by the Company’s principal financial officer, showing in reasonable detail the basis of such determination or the facts requiring such adjustment and/or change, and stating the adjusted Purchase Price and the new number of Warrant Shares, or specifying the other shares of stock, other Securities or assets and the amount thereof receivable as a result of such change in’ rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Where appropriate, such statement may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 4.1(i).

(i)  Notice of Certain Events. If the Company shall propose to take any action requiring a calculation pursuant to this Section 4.1, the Company shall give notice to the holders of the Warrants in the manner set forth in Section 4.1(h), which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice also shall set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the number of Warrant Shares and the number, kind or class of shares or other Securities or other property or assets which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon the exercise of the Warrants. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least ten (10) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action. The Holder of any Warrant may within ten (10) days of any notice delivered by the Company pursuant to this Section 4.1(i) object to any of the Company’s calculations contained in such notice by delivery of a notice setting forth such objection in reasonable detail. If such Holder of any Warrant and the Company shall be unable to resolve such objection within 10 days of delivery of such notice to the Company, such objection shall be resolved by an independent accounting firm mutually agreed upon by the Company and such Holder of the Warrant. The Company shall bear the fees and expenses of such firm if the Company’s calculations are not upheld by such firm. Such Holder shall bear the fees and expenses of such firm if the Company’s calculations are upheld by such firm. If a Holder of any Warrant fails to object in writing to any of the Company’s calculations contained in any such notice given by the Company pursuant to this Section 4.1(i) within ten (10) days of delivery of such notice, such calculation shall be deemed to be correct and accurate and binding upon any Holder failing to object.

(j)  Agreement and Warrants Not Required to be Restated. Irrespective of any adjustments in the number of Warrant Shares, the Purchase Price or the number or kind of cash, Securities or other property or assets purchasable upon the exercise of the Warrants, this Agreement and the Warrants may continue to express the same price and number and kind of Securities as are initially stated in this Agreement and the Warrants.

(k)  Rounding. All calculations under this Section 4.1 shall be made to the nearest sixth decimal place.

(l)  Single Adjustment. In no event shall the number of Warrant Shares or Purchase Price be adjusted pursuant to more than one paragraph of this Section 4.1 with respect to a single event.

4.2.  Fractional Shares. The Company shall not be required to issue fractional shares of Common Stock upon the exercise of any Warrant. Upon the exercise of any Warrant, there shall be paid to the Holder thereof, in lieu of any fractional share of Common Stock resulting therefrom, an amount of cash equal to the product of:

(a)  the fractional amount of such share; times

(b)  (i)if the Common Stock is then quoted by an organization referred to in the definition of Current Market Price, the Current Market Price of the Common Stock; or

(ii)  if the Common Stock is not then quoted by such an organization, the Fair Market Value of one share of Common Stock;

in each case, as determined on the Business Day immediately prior to the date of exercise of such Warrant.

4.3.  Right of Action. All rights of action in respect of the Warrants are vested in the respective registered holders of the Warrant Certificate, and any registered Holder of any Warrant Certificate, without the consent of the registered Holder of any other Warrant Certificate, may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, its right to exercise the Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

4.4.  Special Agreement of Warrant Certificate Holders. Every Holder of a Warrant Certificate by accepting the same consents and agrees with the Company and with every other Holder of a Warrant Certificate that:

(a)  the Warrant Certificate are transferable only on the registry books of the Company if surrendered at the office of the Company referred to in Section 1.2(b) hereof, duly endorsed or accompanied by an instrument of transfer (in the form attached hereto); and

(b)  the Company may deem and treat the Person in whose name each Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificate made by anyone other than the Company) for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

4.5.  Special Agreements of the Company. The Company covenants and agrees that the Company shall not, by amendment to its Articles of Incorporation, as in effect on the date hereof, or through any reorganization, transfer of assets, consolidation, merger, dissolution, liquidation, issuance or sale of Securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Warrant Certificate against dilution or other impairment.

5.  INVESTOR RIGHTS.

5.1.  Investor Rights. Each Holder of a Warrant shall be entitled to the investor rights set forth in Exhibit A.

6.  INTERPRETATION OF THIS AGREEMENT.

6.1.  Certain Defined Terms. For the purpose of this Agreement, the following terms shall have the meanings specified with respect thereto below:

Acquisition Shares -- means (i) shares of Common Stock of the Company issued in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, and (ii) any shares of Common Stock issued (or issuable upon the exercise of options or warrants to acquire shares of Common Stock) to brokers or consultants in connection with any such business acquisition; provided that the shares of Common Stock issued or issuable to any such brokers or consultants may not exceed five percent (5%) of the aggregate shares of Common Stock issued in connection with any such business acquisition.

Affiliate -- means, at any time, a Person (other than a Subsidiary or Purchaser):

(a)  that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, the Company;

(b)  that beneficially owns or holds five percent (5%) or more of any class of the Common Stock;

(c)  five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary; or

(d)  that is an officer or director (or a member of the immediate family of an officer or director) of the Company or any Subsidiary, at such time.

As used in this definition,

Control -- means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

Agreement -- references to “this Agreement” shall mean this Warrant Agreement as it may from time to time be amended or supplemented.

Below Exercise Price Issuance -- shall have the meaning set forth in Section 4.1(d).

Board of Directors -- means the board of directors of the Company or any committee thereof that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

Buy-In -- shall have the meaning set forth in Section 2.4(a).

Business Day -- means a day other than a Saturday, a Sunday or a day on which banks in New York, New York or Springfield, Missouri are required or permitted by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

Common Stock -- shall have the meaning set forth in Recital B.

Company -- shall have the meaning specified in the introductory paragraph hereof.

Current Market Price -- shall mean, with respect to any Security, asset, right or evidence of indebtedness, on any date, the average for the previous ten (10) consecutive trading days of (i) the closing bid prices per unit of such Security, asset, right or evidence of indebtedness on the principal securities exchange or trading market where such security is listed or traded or (ii) if the foregoing does not apply, the closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security or (iii) if no trading price is reported for such security, then the average of the bid prices of any market makers for such securities as reported in the “Pink Sheets” by National Quotation Bureau, Inc.

Date of Exercise -- shall have the meaning set forth in Section 2.1(b).

Discounted Issuance -- shall have the meaning set forth in Section 4.1(d).

Exchange Act -- means the Securities Exchange Act of 1934, as amended.

Excluded Employee Stock -- means one or more stock options, the shares of Common Stock issued upon the exercise of such options and stock grants representing not more than ten percent (10%) of the outstanding shares of Common Stock of the Company at any time granted to employees, directors and consultants of the Company pursuant to a stock compensation plan approved by the Board of Directors.

Excluded Securities -- means and includes:

(a) shares of Common Stock issued in any of the transactions described in Section 4.1(a), Section 4.1(b) or Section 4.1(c) hereof and in respect of which an adjustment has been made pursuant to such Section;

(b) shares of Common Stock issuable upon exercise of the Warrants;

(c) shares of Common Stock issued upon the exercise, conversion or exchange of any warrant, option or other right to acquire Common Stock or any convertible or exchangeable Security in respect of which an adjustment was made (or was not required to be made) pursuant to Section 4.1(d) hereof;

(d) Excluded Employee Stock;

(e) solely for purposes of Section 4 of this Agreement (but not for purposes of Section 4 of Exhibit A of this Agreement), any Acquisition Shares issued for consideration greater than or equal to the Reference Price (even if less than the Purchase Price); and

(f) solely for purposes of Section 4 of Exhibit A of this Agreement (but not for purposes of Section 4 of Exhibit A of this Agreement), any Acquisition Shares.

Expiration Date -- means shall mean the date that is five (5) years from the date of this Agreement.

Fair Market Value -- of any Security, asset, right or evidence of indebtedness shall mean, on any date, the Current Market Price of such Security, asset, right or evidence of indebtedness, or, if on any such date the price of such Security, asset, right or evidence of indebtedness is not quoted by any organization referred to in the definition of Current Market Price, an amount determined in good faith by the Board of Directors of the Company or if the Required Holders object to such determination, by the Valuation Agent. Such Valuation Agent’s determination of the Fair Market Value of such Security, asset, right or evidence of indebtedness shall be binding upon the Company and the holders of the Warrants. The cost of such Valuation Agent’s determination of the Fair Market Value shall be advanced by the Required Holders prior to such determination. In the event the Fair Market Value determined by the Valuation Agent shall exceed the Fair Market Value determined by the Board of Directors of the Company by more than ten percent (10%), the Company shall reimburse the Required Holders the cost advanced by them for such determination. With respect to the determination by the Valuation Agent of the Fair Market Value of any share of Common Stock, such Fair Market Value shall be determined to equal the quotient of:

(a) the sum of:

(i) the fair salable value of the Company, as a going concern, giving effect to all Property thereof and subject to all liabilities thereof, that would be realized in an arm’s length sale between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, respectively, as of a date that is within fifteen (15) days of the date as of which the determination is to be made, determined by the Valuation Agent, such determination to be made without regard to the absence of a liquid or ready market for such Common Stock; plus

(ii) the aggregate exercise or conversion price of all Rights in existence and remaining unexercised on such date;

divided by

(b) the sum of

(i) the total number of shares of Common Stock outstanding at such time; plus

(ii) the aggregate number of shares of Common Stock issuable in respect of Rights in existence and remaining unexercised at such time.

Holder -- shall have the meaning set forth in Section 1.1.

Initial Purchase Price -- means thirty-five cents ($0.35) per share.

Loan Agreement -- shall have the meaning set forth in Recital C.

Person -- means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

Property -- means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

Purchaser -- shall have the meaning specified in the introductory paragraph hereof.

Purchase Price -- means, prior to any adjustment pursuant to Section 4.1 of this Agreement, the Initial Purchase Price and thereafter, the Initial Purchase Price as adjusted and readjusted from time to time.

Reference Price -- means as of any date of determination, the Fair Market Value of the Common Stock.

Required Holders -- means, at any time, the holders (other than the Company or any Affiliate) of Warrant Certificate representing more than fifty percent (50%) of the Warrants.

Right -- means and includes any warrant (including, without limitation, any Warrant), option or other right, to acquire Common Stock and including, without limitation, any right which, pursuant to the provisions of any Security, is convertible or exchangeable into Common Stock.

Securities Act -- means the Securities Act of 1933, as amended.

Security -- shall have the meaning specified in section 2(1) of the Securities Act.

Subsidiary -- means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which more than fifty percent (50%) of the total Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Company.

Valuation Agent -- means an investment banking firm or appraisal firm (which firm shall own no Securities of, and shall not be an Affiliate, Subsidiary or a related Person of, the Company or any Holder of Warrants) of recognized national standing retained by the Company and acceptable to the Required Holders.

Voting Stock -- means, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Warrant -- shall have the meaning specified in Recital B hereof.

Warrant Certificate -- shall have the meaning specified in Section 1.1 hereof.

Warrant Shares -- shall have the meaning specified in Section 1.1 hereof.

6.2.  Descriptive Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

7.  MISCELLANEOUS.

7.1.  Expenses. The Company agrees to pay, and save and hold harmless Purchaser and any other Holder of a Warrant Certificate against liability for the payment of all out-of-pocket expenses (including, without limitation, reasonable attorney’s fees and disbursements) arising in connection with the issuance of the Warrants under this Agreement, including, without limitation:

(a)  the cost, if any, of complying with Section 3.3 hereof;

(b)  any subsequent proposed modification of, or proposed consent requested or initiated by or on behalf of the Company under, this Agreement or the Warrants, whether or not such proposed modification shall be effected or proposed consent granted (including, without limitation, all document production and duplication charges and the reasonable fees and expenses of any one special counsel engaged by Purchaser to represent Purchaser and any other Holder of a Warrant Certificate in connection therewith); and

(c)  the enforcement of (or determination of whether or how to enforce) any rights under this Agreement or the Warrant Certificate or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of Purchaser’s or such other holder’s having acquired any Warrant Certificate, including, without limitation, reasonable attorney’s fees incurred by Purchaser or such other Holder and the costs and expenses incurred in any bankruptcy case involving the Company or any Subsidiary.

The obligations of the Company under this Section 7.1 shall survive the transfer of any Warrant Certificate or interest therein by Purchaser or any other Holder of a Warrant Certificate and the exercise or expiration of any Warrant,

7.2.  Amendment and Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with and only with the written consent of the Company and:

(a)  in the case of Section 1 through Section 7, inclusive, hereof (other than this Section 7.2 and the definition of “Required Holders” in Section 6), the written consent of the Required Holders; or

(b)  in the case of this Section 7.2 and the definition of “Required Holders” in Section 7, the written consent of all holders of Warrant Certificate;

provided that no such amendment or waiver of any of the provisions of this Agreement pertaining to the Purchase Price or the number of shares of Common Stock that may be purchased upon exercise of each Warrant shall be effective as to the Holder of any Warrant unless consented to in writing by such holder.

7.3.  No Rights or Liabilities as Stockholder. Nothing contained in this Agreement shall be construed as conferring upon the Holder of any Warrant any rights of a stockholder of the Company or as imposing any obligation on such Holder to purchase any securities or as imposing any liabilities on such Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

7.4.  Entire Agreement; Incorporation of Attachments and Exhibits. This Agreement, the Warrant Certificate, the Loan Agreement and the agreements contemplated thereby embody the entire agreement and understanding between Purchaser and the Company, and supersede all prior agreements and understandings, relating to the subject matter hereof. All Exhibits and Attachments hereto form a part of this Agreement and are incorporated into this Agreement by this reference for all purposes.

7.5.  Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Holder of a Warrant Certificate) whether so expressed or not.

7.6.  Notices. All communications hereunder or under the Warrants shall be in writing, shall be delivered by nationwide overnight courier, or facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile transmission), and

(a)  if to Purchaser, addressed to it at:

ReMark Capital Group, LLC
60 Columbus Circle, 20th Floor
New York, New York 10023
Attn: Jeffrey W. Kramer

w/copy to:

Goldman Sachs & Co. Inc.
85 Broad Street, 29th Floor
New York, New York 10004
Attention: Joseph Risico, Esq.

or at such other address as the Company shall have specified to the Company in writing.

(b)  if to any other Holder of a Warrant Certificate, addressed to such other Holder at such address as such Holder shall have specified to the Company in writing or, if any such other Holder shall not have so specified an address to the Company, then addressed to such other Holder in care of the last Holder of such Warrant Certificate that shall have so specified an address to the Company; and

(c)  if to the Company, addressed to it at:

Freedom Financial Group, Inc.
3058 East Elm Street
Springfield, Missouri 65802
Attn: Jerry Fenstermaker

w/copy to:

Shughart Thomson & Kilroy
901 St. Louis Avenue, Suite 1200
Springfield, Missouri 65806
Attention: Thomas O’Neal, Esq.

or at such other address as the Company shall have specified to the holders of the Warrant Certificate in writing; provided that any such communication to the Company may also, at the option of any Holder of a Warrant Certificate, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient, Any communication not so addressed and delivered shall be ineffective.

7.7.  Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to Purchaser or to any other Holder of a Warrant Certificate, the determination of such satisfaction shall be made by Purchaser or such other holder, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

7.8.  Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.9.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

7.10.  Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND THE WARRANTS CERTIFICATES ISSUED HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Remainder of page intentionally blank. Next page is signature page.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by one of its duly authorized officers or representatives.

FREEDOM FINANCIAL GROUP, INC.

By: /s/ Jerry Fenstermaker
Name: Jerry Fenstermaker
Title: President

REMARK CAPITAL GROUP, LLC

By:/s/ Jeffrey W. Kramer
Name: Jeffrey W. Kramer
Title: Chief Executive Officer

Exhibit A

Investor Rights

This Exhibit A forms a part of the Warrant Agreement between Freedom Financial Group, Inc. and ReMark Capital Group, LLC dated February 22, 2008.

1.  Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Warrant Certificate. For purposes of this Exhibit:

The term “Form S-3” -- means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

The term “Holder” -- means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.12 hereof.

The Term “Immediate Family Member” -- shall mean a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a person referred to herein.

The term “Initiating Holders” -- means, collectively, any Holders who properly initiate a registration request under this Agreement.

The term “IPO” -- means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

The term “New Securities” -- shall mean equity securities of the Company, whether now authorized or not, or rights, options, or warrants to purchase said equity securities, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for said equity securities (collectively “New Securities”).

The term “register,” “registered,” and “registration” -- refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

The term “Registrable Securities” -- means (i) the Common Stock issuable or issued upon the exercise of the Warrants, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in clause (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under Section 2 hereof are not assigned or any shares for which registration rights have terminated pursuant to Section 2.15 of this Exhibit.

The term “Registrable Securities then outstanding” -- means the number of shares determined by adding the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

The term “SEC” -- means the Securities and Exchange Commission.

The term “SEC Rule 144” -- means Rule 144 promulgated by the SEC under the Securities Act.

The term “SEC Rule 144(k)” -- means Rule 144(k) promulgated by the SEC under the Securities Act.

The term “SEC Rule 145” -- means Rule 145 promulgated by the SEC under the Securities Act.

The term “Violation” -- means losses, claims, damages, or liabilities (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by any other party hereto, of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

2.  Registration Rights. The Company covenants and agrees as follows:

2.1.  Request for Registration.

(a) If the Company shall receive at any time after February 22, 2008, a written request from the Holder of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least fifty percent (50%) of the Registrable Securities then outstanding then the Company shall:

(i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders;

(ii) as soon as practicable, and in any event within 60 days of the receipt of such request, file a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 2.1(b); and

(iii) use its best efforts to cause such registration statement to be declared effective by the SEC as soon as practicable but in no event later than 90 days after such request.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 2.1(a) and the Company shall include such information in the written notice referred to in subsection 2.1(a). The underwriter will be selected by the Initiating Holders, subject only to the reasonable approval of the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 2.3(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(c) The Company shall not be obligated to effect, or to take any action to effect, any registration

(i) pursuant to this Section 2.1:

(A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act;

(B) After the Company has effected two registrations pursuant to this Section 2.1 and such registrations have been declared or ordered effective;

(C) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.11 below; or

(ii) pursuant to any other provision of this Agreement in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act.

(d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.1 a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be materially detrimental to the Company and its stockholders for such registration statement to become effective or to remain effective as long as such registration statement would otherwise be required to remain effective because such action (x) would materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company, (y) would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (z) would render the Company unable to comply with requirements under the Securities Act or Exchange Act, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

A registration statement shall not be counted until such time as such registration statement has been declared effective by the SEC (unless the Initiating Holders withdraw their request for such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Investors after the date on which such registration was requested) and elect not to pay the registration expenses therefor pursuant to Section 2.5). A registration statement shall not be counted if, as a result of an exercise of the underwriter's cut-back provisions, fewer than 50% of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.2.  Company Registration. If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 7.6 of the Warrant Agreement, the Company shall, subject to the provisions of Section 2.7, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6 hereof.

2.3.  Obligation of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f) use reasonable best efforts to cause all such Registrable Securities registered pursuant to this Agreement hereunder to be listed on a national securities exchange or trading system and each securities exchange and trading system on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) use its reasonable best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date on which such Registrable Securities are sold to the underwriter, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “comfort” letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

2.4.  Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

2.5.  Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 2.1, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.1; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.1.

2.6.  Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.2 hereof for each Holder (which right may be assigned as provided in Section 2.12 hereof), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

2.7.  Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, unless such offering is the Company’s IPO in which case the selling Holders may be excluded beyond this amount if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a Holder of Registrable Securities and which is an investment fund, partnership, limited liability company or corporation, the partners, members, retired partners, retired members, stockholders and Affiliates of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder”, and any pro-rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling Holder,” as defined in this sentence.

2.8.  Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.9.  Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Violation and the Company will pay to each such Holder, underwriter, controlling person or other aforementioned person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.

(b) To the extent permitted by law, each selling Holder will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this subsection 2.9(b) exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.9, then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided however, that, in any such case, (I) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (II) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation; provided further, that in no event shall a Holder’s liability pursuant to this Section 2.9(d), when combined with the amounts paid or payable by such holder pursuant to Section 2.9(b), exceed the proceeds from the offering (net of any underwriting discounts or commissions) received by such Holder, except in the case of willful fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superceded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise and shall survive the termination of this Agreement.

2.10.  Reports Under Exchange Act. With a view to making available to the Holders the benefits of Sec Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company is subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

2.11.  Form S-3 Registration. In case the Company shall receive from Holders of at least 50% of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.11: (1) if Form S-3 is not then available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1 million; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 2.11; provided, however, that the Company shall not utilize this right more than once in any twelve month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered); (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 2.11; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (6) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 2.2 hereof.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 2.11, including (without limitation) all registration, filing, qualification, printer’s and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters’ discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 2.11 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.1.

(d) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 2.11 and the Company shall include such information in the written notice referred to in Section 2.11(a). The provisions of Section 2.1(b) shall be applicable to such request (with the substitution of Section 2.11 for references to Section 2.1).

2.12.  Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, Affiliate, parent, partner, member, limited partner, retired partner, retired member or stockholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii), after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 2.14 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. Notwithstanding the foregoing, the right of a Holder to demand the registration of Restricted Securities pursuant to Section 2.1(a) may only be transferred to clause (i) or (ii) of the preceding sentence. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferee or assignee (i) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder; (ii) that is an Affiliate of the Holder, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company, (iii) who is a Holder’s Immediate Family Member, or (iv) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member, shall be aggregated together and with those of the assigning Holder; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 2.

2.13.  Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of any securities held by such holder or prospective holder.

2.14.  Market Stand Off Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 2.14 shall apply only to the Company’s IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s IPO are intended third party beneficiaries of this Section 2.14 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s IPO that are consistent with this Section 2.14 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

2.15.  Termination of Registration Rights.

(a) No Holder shall be entitled to exercise any right provided for in this Section 2 after ten (10) years following the consummation of the IPO.

(b) The rights set forth in this Section 2 shall terminate as to any Holder, when the Registrable Securities held by such Holder (together with any Affiliate of such Holder with whom such Holder must aggregate its sales under SEC Rule 144) could be sold without restriction under SEC Rule 144(k) within a ninety (90) day period.

3.  Information and Observer Rights. The Company shall deliver to Holders of Warrants all information otherwise required to be delivered to the stockholders of the Company under the Securities Act or the Exchange Act.

4.  Other Rights. The Company agrees that, if the SEC, either before, on or after the effective date of any registration statement filed pursuant hereto, expresses the view that Goldman, Sach & Co. Inc. (“Goldman Sachs”) should be deemed an “underwriter” in connection with the offering made pursuant to such registration statement (including by way of a comment of the staff of the SEC on such registration statement that is not resolved to the satisfaction of Goldman Sachs), then (i) the Company shall cooperate with Goldman Sachs in allowing Goldman Sachs to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations under the Securities Act in respect thereof, and (ii) upon the request of Goldman Sachs, the Company shall:

(a)  Treat Goldman Sachs, both in its capacity as an underwriter and as a selling shareholder in connection with the offering, together with each member or limited or general partner thereof, each member or limited or general partner of each such member or limited or general partner, each of their respective Affiliates, officers, directors, stockholders, employees, advisors and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective representatives, as indemnified parties under Section 2.9 hereof.

(b)  Prepare and file with the SEC any amendments and/or supplements to the registration statement and the prospectus included therein as may be necessary to respond to the SEC’s view that Goldman Sachs should be deemed an “underwriter” in connection with the offering and using its reasonable best efforts to comply with any related requests of the SEC so that the registration statement and the prospectus included therein may be used by Goldman Sachs in connection with the disposition of Registrable Securities.

(c)  In the case of any underwritten offering of Registrable Securities (each, an “Underwritten Offering”), cause the Company’s counsel to deliver to Goldman Sachs a legal opinion, addressed to Goldman Sachs, in the same form and covering the same matters as the legal opinion delivered by the Company’s counsel to the underwriter or underwriters of such Underwritten Offering.

(d)  In the case of any Underwritten Offering, cause the Company’s independent public accountants to deliver to Goldman Sachs a “cold comfort” letter, addressed to Goldman Sachs, in the same form and covering the same matters with respect to the registration statement and the prospectus included therein as the letter delivered by the Company’s independent public accountants to the underwriter or underwriters of such Underwritten Offering.

(e)  Deliver to Goldman Sachs an officer’s certificate from the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that:

(i)  (x) the registration statement and any amendments thereto, as of the applicable effective date thereof, (y) any prospectus or prospectus supplement included therein, at the applicable time of filing thereof, and (z) any other information or materials conveyed to investors at the time of sale to such investors, as of the time of such sale, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein not misleading; and

(ii)  The financial statements, and other financial information included in (or incorporated by reference into) the registration statement and any amendments thereto and the prospectus and any prospectus supplement included therein fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented.

ATTACHMENT A

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, exchanged, or transferred in any manner in the absence of such registration or an opinion of counsel reasonably acceptable to the Company that no such registration is required. The securities are subject to the terms of a certain Warrant Agreement, dated February 22, 2008, pursuant to which they were issued.

WARRANT CERTIFICATE

FREEDOM FINANCIAL GROUP, INC.

No. 001	700,000 Warrants
Date: February 22, 2008

This Warrant Certificate certifies that GOLDMAN, SACHS & CO. INC. or registered assigns, is the registered Holder of SEVEN HUNDRED THOUSAND (700,000) Warrants. Each Warrant entitles the owner thereof to purchase (subject to the limitations set forth in Section 2.3 of the Warrant Agreement) on or before the Expiration Date one (1) fully paid and nonassessable share of Common Stock of FREEDOM FINANCIAL GROUP, INC. (together with its successors and assigns, the “Company”), a Delaware corporation, at a Purchase Price of $0.35 per share upon (i) presentation and surrender of this Warrant Certificate with a form of election to purchase duly executed and (ii) unless the Holder elects to exercise this Warrant in a cashless exercise pursuant to Section 2.2 of the Warrant Agreement, delivery to the Company of the payment of the Purchase Price in the manner set forth in the Warrant Agreement. The number of shares of Common Stock that may be purchased upon exercise of each Warrant and the Purchase Price are the number and the Purchase Price as of the date hereof, and are subject to adjustment as referred to below.

The Warrants are issued pursuant to the Warrant Agreement, dated as of February 22, 2008 (as it may from time to time be amended or supplemented, the “Warrant Agreement”), between the Company and Purchaser (as defined therein), and are subject to all of the terms, provisions and conditions thereof, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, obligations, duties and immunities of the Company and the holders of the Warrant Certificate. Capitalized terms used, but not defined, herein have the respective meanings ascribed to them in the Warrant Agreement.

As provided in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock that may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment. As further set forth in, and subject to, the Warrant Agreement, the expiration date of this Warrant Certificate is 5:00 p.m. Central Time on February 22, 2013.

This Warrant Certificate shall be exercisable, at the election of the Holder, either in its entirety or in part from time to time. If this Warrant Certificate shall be exercised in part, the Holder shall be entitled to receive, upon surrender hereof, another Warrant Certificate or Warrant Certificate for the number of Warrants not exercised. This Warrant Certificate, with or without other Warrant Certificate, upon surrender in the manner set forth in the Warrant Agreement, may be exchanged for another Warrant Certificate or Warrant Certificate of like tenor evidencing Warrants entitling the Holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificate surrendered shall have entitled such Holder to purchase.

Except as expressly set forth in the Warrant Agreement, no Holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other Securities of the Company that may at any time be issued upon the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the Holder hereof, as such, any of the rights of a Holder of a share of Common Stock in the Company or any right to vote upon any matter submitted to holders of shares of Common Stock at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of Securities, change of par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights, or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised as provided in the Warrant Agreement.

THIS WARRANT, CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE COMPANY AND THE HOLDER HEREOF SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

WITNESS the signature of a proper officer of the Company as of the date first above written.

FREEDOM FINANCIAL GROUP, INC.

By:
Name:
Title:

ATTEST:

__________________________
Secretary

[FORM OF ASSIGNMENT]

(To be executed by the registered Holder if

such Holder desires to transfer the Warrant Certificate)

FOR VALUE RECEIVED, _______________________________ hereby sells, assigns and transfers unto

(Please print name, address and taxpayer identification number or social security number of transferee.)

the accompanying Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint:

attorney, to transfer the accompanying Warrant Certificate on the books of the Company, with full power of substitution. The transferee’s tax identification or social security number is _______________.

Dated:      , _____.

[HOLDER]

By:
Name:
Title:

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the accompanying Warrant Certificate or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.

[FORM OF ELECTION TO PURCHASE]

(To be executed by the registered Holder if
such Holder desires to exercise the Warrant Certificate)

To:        :

The undersigned hereby irrevocably elects to exercise _______ Warrants represented by the accompanying Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

______________________________________________________________________________
(Please print name and address.)

______________________________________________________________________________
(Please insert social security or other identifying number.)

The undersigned ________ hereby delivers the Purchase Price for such shares in accordance with Section 2.1 of the Warrant Agreement OR ________ hereby elects to exercise the cashless exercise option pursuant to Section 2.2 of the Warrant Agreement. The undersigned represents that it is acquiring the shares of Common Stock for its own account and not with a view to distribution, and it will not sell these shares unless they have been registered under the Securities Act of 1933 or an exemption from such registration requirement is available.

If such number of Warrants shall not be all the Warrants evidenced by the accompanying Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

______________________________________________________________________________
(Please print name and address.)

______________________________________________________________________________
(Please insert social security or other identifying number.)

Dated:    , ____.

[HOLDER]

By:
Name:
Title:

NOTICE

The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of the accompanying Warrant Certificate or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.